THIS JUNIOR SUBORDINATED NOTE ("NOTE") WAS ACQUIRED FOR INVESTMENT ONLY AND NOT FOR RESALE. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS FIRST REGISTERED UNDER SUCH LAWS, OR UNLESS THE COMPANY (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED. THIS NOTE IS SUBORDINATE AND JUNIOR TO ALL SENIOR DEBT AS PROVIDED HEREIN.

                         MAINE INDUSTRIAL TIRES LIMITED

                            JUNIOR SUBORDINATED NOTE

$8,794,586.00                                                     April 29, 1999


         1. PAYMENT. MAINE INDUSTRIAL TIRES LIMITED, an Indiana corporation and successor by merger to Maine Rubber Company, an Indiana corporation (the "Company"), for value received, hereby promises to pay to ITL Industrial Tires, Inc., a Delaware corporation, the principal sum of Eight Million Seven Hundred Ninety-Four Thousand Five Hundred Eighty-Six and no/100 Dollars ($ 8,794,586.00), together with interest, accruing commencing on the date of this Note, on said principal sum at the rate of eight percent (8%) per annum (based on a 360-day year).

         Principal and interest shall be due and payable, subject to the limitations and restrictions hereinafter set forth, as follows, time is of the essence:

         (a) All accrued but unpaid interest shall be payable quarterly on the last day of each calendar quarter, commencing on June 30, 1999, and on the date the final principal payment is made.

         (b)      Principal shall be paid as follows:

                  (i) One payment of principal in the amount of One Million Dollars ($1,000,000) shall be paid on April 29, 2002.

                  (ii) One payment of principal in the amount of Two Million Five Hundred Ninety-Eight Thousand One Hundred Ninety-Five and 33/100 Dollars ($2,598,195.33) shall be paid on April 29, 2003.

                  (iii) Payment of the entire remaining unpaid principal balance shall be paid on April 29, 2004.

         The ability of the Company to pay principal and interest under this
Note is dependent upon the ability of its subsidiaries to pay dividends or make other distributions to the Company in amounts equal to or greater than the principal and interest due on the Junior Subordinated Notes (as hereafter defined). Notwithstanding anything to the contrary contained herein, no payment of principal or interest shall be due hereunder during any period to the extent the Company and/or its subsidiaries are not able or permitted under any of the loan agreements, guaranties and other



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financing arrangements (collectively, the "Senior Debt Documents") among or between the Company and/or any of its subsidiaries and the holders of the Senior Debt (defined below) to pay to the Company's subordinated lenders principal and interest due on the Junior Subordinated Notes, PROVIDED, HOWEVER, THAT such payment, together with interest accrued on such payment, shall become due as soon as, and to the extent that, payment would be permitted under the Senior Debt Documents. "Junior Subordinated Notes" shall mean this Note, all of the other junior subordinated notes of even date herewith issued by the Company, and any replacement notes thereof. "Subordinated Holder" shall mean the holder of this Junior Subordinated Note.

         2. PREPAYMENT. Subject to the Company's obligations in its Senior Debt Documents, the principal and/or accrued interest due hereunder may be prepaid in whole or in part, at the sole discretion of the Company, at any time without penalty. Any such prepayment shall be first applied to accrued but unpaid interest, and any balance shall be applied to reduce the unpaid principal as described by the Company in writing to the payee, and if no such direction is given, to the reduction of the principal with the earliest maturity date.

         3. PLACE OF PAYMENT. Payments of principal and interest shall be made in lawful money of the United States of America at the address of the Subordinated Holder set forth at the end of this Note or, at the option of the Subordinated Holder, at such other place in the United States of America as the Subordinated Holder shall have designated to the Company in writing. Any principal or interest payment not made on a date specified in Section 1 shall bear interest at the rate specified in such Section PLUS two percent (2%) commencing on the date payment was due until paid.

         4.       SUBORDINATION.

                  (a) Notwithstanding anything to the contrary contained in this Note, including, without limitation, the obligation of the Company to make the principal and interest payments set forth in Section 1 herein, the indebtedness evidenced by this Note is subordinate and junior to the prior payment in full of all Senior Debt. "Senior Debt" as used herein shall mean the principal of and premium, if any, fees, expenses and interest and other amounts payable, including all fees, expenses and interest accruing after commencement of any case, proceeding or action relating to the bankruptcy, insolvency or reorganization of the Company (whether or not such interest is deemed an allowed claim), on indebtedness or other obligations (including, without limitation, guaranties) of the Company or any of its subsidiaries (i) created pursuant to that certain (A) Loan Agreement dated as of April 29, 1999 among National Bank of Canada, Maine Rubber International ("MRI"), Monarch Industrial Tires, Inc. ("Monarch"), Precision Products Limited ("PPL") and Industrial Tires Limited ("ITL") and the Canadian Loan Agreement dated as of April 29, 1999 among National Bank of Canada, MRI, Monarch, PPL and ITL (collectively, the "Loan Agreement") and the notes issued pursuant to the Loan Agreement (collectively, the "Senior Notes"); and (B) Note Agreement (the "Note Agreements"), dated as of April 29, 1999, among the Company, MRI and each of the purchasers identified on the signature pages thereto and the 12.00% Senior Subordinated Secured Notes due April 30, 2009 issued

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         pursuant to the Note Agreement (collectively, the "Secured Subordinated
         Notes"), and (ii) constituting renewals, modifications, extensions, or refinancing of the indebtedness or other obligations of the kinds described in the preceding clause (i) provided the restrictions against the payment of the indebtedness evidenced by this Note contained in any future renewals, modification, extension or refinancing shall not be materially more restrictive than the restrictions set forth in the Loan Agreement and in the Note Agreements, and provided further, that the aggregate amount of the principal payments under any renewals, modifications, extensions or refinancings referred to in clause (ii) to which the indebtedness evidenced by this Note is subordinate and junior shall be limited to an amount equal to (A) the maximum commitment under the Senior Notes LESS the scheduled amortization principal payments which have been made on the term loan facility at the time of such renewal, modification, extension or refinancing (the "Specified Time"), PLUS (B) the aggregate outstanding principal balance of the Secured Subordinated Notes at the Specified Time.

                  (b) In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, or other similar proceedings involving the Company or its property, the holders of Senior Debt shall be entitled to receive payment in full, in cash, of all Senior Debt (whether for principal, interest, premium or fees) before the Subordinated Holder is entitled to receive payment on account of principal of or premium, if any, or interest on this Note.

                  (c) In the event that this Note is declared due and payable before its expressed maturity under circumstances other than those described in Section 4(b), the holders of Senior Debt then outstanding shall be entitled to receive payment in full, in cash, of all principal of and premium, if any, fees, expenses and interest, including all fees, expenses and interest accruing after commencement of any case, proceeding or action relating to the bankruptcy, insolvency or reorganization of the Company (whether or not such interest is deemed an allowed claim), on all Senior Debt before the Subordinated Holder is entitled to receive any payment on account of the principal of or premium, if any, or interest on this Note. The Subordinated Holder shall be entitled to interest subject to the terms hereof whether or not such interest is deemed an allowed claim.

                  (d) During the continuance of any default in the payment of principal of and premium, if any, or interest on any Senior Debt or any other default on any Senior Debt which gives its holders the right to accelerate the maturity of such Senior Debt, no payment of principal of or premium, if any, or interest shall be made on or with respect to the indebtedness evidenced by this Note or any renewal or extensions thereof, if written or telegraphic notice of such default has been given to the Company by any holder or holders of any Senior Debt. If the holders of any Senior Debt have the right to accelerate the maturity of such Senior Debt as a result of a default under any of the Senior Debt Documents, the Subordinated Holder shall have no right to accelerate the maturity of this Note or take any action against the Company or any of its subsidiaries or affiliates to collect the debt evidenced hereby.


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                  (e) This Section 4 shall constitute a continuing offer to all parties who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt; such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                  (f) Until the Senior Debt is paid in full in cash, any distribution to which the Subordinated Holder would be entitled shall be subject to the restrictions set forth in any agreement by the Company with respect to the Senior Debt, which agreement or agreements may provide that any distribution to which Subordinated Holder would be entitled shall be made to the holders of the Senior Debt.

                  (g) In the event that notwithstanding the provisions of this
         Section 4, the Subordinated Holder shall receive any payments in violation of this Section 4, then, unless and until such violation shall have been cured or waived in writing or shall have ceased to exist, such payment shall be held in trust by such holder for the benefit of the holders of the Senior Debt and shall be paid forthwith over and delivered forthwith to the holders of the Senior Debt for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash in accordance with its terms, after giving effect to any concurrent payment or distribution or provisions therefor to or for the holders of the Senior Debt; PROVIDED, HOWEVER, the Subordinated Holder shall have no obligation to pay over to the holders of the Senior Debt any payment received for which no notice of violation is received within three (3) years of such payment.

                  (h) Except as specifically provided herein, the rights under these subordination provisions of the holders of the Senior Debt as against the Subordinated Holder shall remain in full force and effect without regard to, shall not be impaired or affected by, and, with the exception of subsection (i) below, the Subordinated Holder hereby consents to:

                           (i) any act or failure to act on the part of the
                  Company under the terms of this Note (including, without limitation, any amendments of the terms of this Note); or

                           (ii) any extension or indulgence in respect of any
                  payment or prepayment of any Senior Debt or any part thereof or in respect of any other amount payable to any holder of the Senior Debt; or

                           (iii) any amendment, modification or waiver of, or
                  addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any agreement (in each case, to the extent consistent with Section 4(a) of this Note) which may be made relating to any Senior Debt; or


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                           (iv) any exercise or nonexercise by holder of the
                  Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of the Senior Debt or these subordination provisions, or any receipt by any holder of the Senior Debt of any security, or any failure by any holder of the Senior Debt to perfect a security interest in, or any release by any holder of the Senior Debt of any security or guaranty for the payment of the Senior Debt; or

                           (v) the sale, exchange, release, or failure to
                  perfect or otherwise deal with any property pledged, assigned or mortgaged to secure, or otherwise securing, Senior Debt; or

                           (vi) the application of any sums from time to time
                  received to the payment of Senior Debt.

                  (i) This Section 4 shall continue to be effective, or be reinstated, as the case may be, if any time any payment in respect of any Senior Debt, or any other payment to any holder of any Senior Debt, is rescinded or must otherwise be restored or returned by the holders of such Senior Debt upon the occurrence of any event described in
         Section 4(b) hereof, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  (j) The holders of the Senior Debt shall have no obligation to preserve the rights of the Subordinated Holder against any prior parties or to marshal any of the assets or properties of the Company for the benefit of the Subordinated Holder.

                  (k) The provisions of this Section 4 shall continue in full force and effect, notwithstanding the commencement of a case under Title 11 of the United States Code, as amended and/or superseded by or against the Company or any of its property. In furtherance of the foregoing, if the Subordinated Holder receives, directly or indirectly, by set-off, redemption, purchase or in any other manner, any property of, or payments from, the Company after the commencement of such a case on account of a claim which is subordinated by the terms of this Agreement (whether as "adequate protection" payments or otherwise), the Subordinated Holder shall immediately turn such property or payments over to the holders of the Senior Debt in accordance with the applicable provisions of this Section 4.

                  (l) In the event that the Subordinated Holder does not file, within thirty (30) days before the expiration of the time for such filing, a proof of claim or other appropriate proof of debt in any insolvency or bankruptcy case or proceeding involving the Company, the holders of at least fifty-one percent (51%) in aggregate outstanding principal amount of the Senior Debt are hereby irrevocably authorized and empowered to file such proof of claim for

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         or on behalf of the Subordinated Holder and to take any necessary action to collect any amounts due in respect of such claim in such case or proceeding. The holders of Senior Debt shall have the right, at their option, to vote any claim or claims in respect to this Note in connection with any insolvency or bankruptcy case or proceedings involving the Company.

                  (m) The Subordinated Holder, by its acceptance hereof, shall be conclusively presumed to have agreed that:

                           (i) all holders of Senior Debt, in determining to
                  acquire and retain Senior Debt, have relied upon the subordination of this Note to Senior Debt; and

                           (ii) promptly upon request of any holder of Senior
                  Debt, the Subordinated Holder shall execute and deliver to such holder of Senior Debt a written instrument by which such Subordinated Holder confirms and agrees that this Note is subordinate and junior in right of payment to such Senior Debt on the terms and conditions provided herein and take such other action as may be reasonably requested to protect the rights of the holders of Senior Debt.

                  (n) For the avoidance of doubt, any payment on or in respect to the Senior Debt other than in cash recovered or received by any holder of Senior Debt shall be treated as having not been paid until reduced to cash for the purposes of this Note.

         5. EXCHANGE OF NOTE. Subject to compliance with applicable federal and state securities laws, upon surrender for exchange of this Note (in negotiable form, if not surrendered by the holder named on the face thereof) to the Company at its principal office, the Company, at its expense, will issue and deliver a new Note or Notes in the same aggregate principal amount, in the denomination or denominations requested, to or on the order of such holder upon payment by such holder of any applicable transfer taxes.

         6. ASSET PURCHASE AGREEMENT. This Note is being delivered by the Company to the Subordinated Holder pursuant and subject to an asset acquisition described in the Asset Purchase Agreement dated as of the 6th day of April, 1999, by and among the Company, Cascade Corporation, an Oregon corporation ("Parent"), Cascade (Canada) Ltd. ("CCL"), an Ontario corporation and wholly-owned by the Parent, Cascade (Ontario), Inc., an Ontario corporation and wholly-owned by CCL, and ITL Industrial Tires, Inc., a Delaware corporation and wholly-owned by the Parent, as amended through the date hereof (the "Agreement"), the terms and conditions of which are incorporated herein by reference. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND IN ADDITION TO ANY OTHER REMEDY THE COMPANY MAY HAVE TO ENFORCE ITS RIGHTS UNDER THE AGREEMENT, THE COMPANY SHALL FIRST OFFSET THE FULL AMOUNT OF ANY INDEMNIFIABLE LOSS FOR WHICH IT OR ANY OTHER PURCHASER PARTY IS ENTITLED TO INDEMNIFICATION AGAINST ANY INTEREST AND/OR PRINCIPAL PAYMENTS TO BE MADE UNDER THIS NOTE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE AGREEMENT. SUCH

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OFFSETS SHALL NOT BE CONSIDERED PAYMENTS FOR PURPOSES OF SECTION 4 OF THIS NOTE.

         7. NOTICES. All notices and other communications from the Company to the Subordinated Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Subordinated Holder who has furnished an address to the Company in writing.

         8. CHANGE; WAIVER. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company, the Subordinated Holder and each of the holders of the Senior Debt then outstanding.

         9. HEADINGS. The headings in this Note are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof.

         10. GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of Indiana, without regard to its conflicts of law principles.

         11. FINANCIAL INFORMATION. So long as any principal or interest is due under the terms of this Note, the Company shall provide to the Subordinated Holder of this Note quarterly unaudited consolidated financial statements, certified as true and correct by the Company's Chief Financial Officer, within 45 days of the end of each calendar quarter; PROVIDED, HOWEVER with respect to the last quarter of the Company's fiscal year, the Company shall provide the Subordinated Holder audit financial statements of the Company on a consolidated basis within 90 days after such fiscal year.

         12. ACCELERATION. Following the acceleration of all Senior Debt pursuant to the Senior Debt Documents, all amounts due under this Note will mature subject to the provisions of Section 4 of this Note.

         13. FINAL PAYMENT. Notwithstanding the provisions set forth in Section 4 of this Note, all amounts under this Note then outstanding will be due and payable on September 30, 2009.

         14. COSTS AND EXPENSES. In any legal action between the Subordinated Holder and the Company to enforce or interpret this Note, the prevailing party shall be entitled to recover its costs and expenses, including reasonable accounting and legal fees.



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         IN WITNESS WHEREOF, MAINE INDUSTRIAL TIRES LIMITED has caused this Note to be duly and executed by its officer thereunto duly authorized as of the first date set forth above.


                                              MAINE INDUSTRIAL TIRES LIMITED


                                              By:
                                                  ------------------------------
                                                     Stuart A. Brown, President
Name and Address of Initial Holder:

ITL Industrial Tires, Inc.
c/o Kurt Wollenberg
P.O. Box 20187
Portland, OR  97294-0187






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